UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2026, Popular, Inc. (the “Corporation”) announced the appointments of Jorge J. García and Mr. Lidio V. Soriano as President and Chief Executive Officer of the Corporation and Executive Vice President and Chief Financial Officer of the Corporation, respectively. Mr. García’s and Mr. Soriano’s appointments will become effective September 1, 2026.

Approval of Compensatory Arrangement of Jorge J. García as President and Chief Executive Officer

In connection with Mr. García’s promotion to President and Chief Executive Officer of the Corporation, on August 19, 2026, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation approved an annual base salary of $1,150,000 for Mr. García, effective September 1, 2026. In his new role, Mr. García will be eligible to receive a target opportunity under the short-term annual cash incentive of 135% of base salary and a target opportunity under the long-term equity incentive of 325% of base salary. The terms and conditions of the short-term annual cash incentive and long-term equity incentive, as well as all other components of Mr. García’s compensation under the Corporation’s compensation plans and programs, are as set forth on the Corporation’s 2026 Proxy Statement for the compensation of the President and Chief Executive Officer.

In addition, in recognition of Mr. García’s promotion, the Committee approved a one-time equity incentive award of $977,833 based on the prorated value of Mr. García’s new long-term equity incentive target opportunity for the four-month period of 2026 during which Mr. García will be President and Chief Executive Officer (the “Promotion Award”). The Promotion Award was granted to Mr. García on August 19, 2026 in the form of restricted stock, with the number of shares determined using the closing price of the Corporation’s common stock on such date. The Promotion Award follows the same terms and conditions as the 2026 restricted stock long-term equity incentive awards granted to Mr. García in February 2026 under the Corporation’s compensation plans and programs, as set forth on the Corporation’s 2026 Proxy Statement.

Approval of Compensatory Arrangement of Lidio V. Soriano as Executive Vice President and Chief Financial Officer

In connection with Mr. Soriano’s promotion to Executive Vice President and Chief Financial Officer of the Corporation, on August 19, 2026, the Committee approved an annual base salary of $670,000 for Mr. Soriano, effective September 1, 2026. In his new role, Mr. Soriano will be eligible to receive a target opportunity under the short-term annual cash incentive of 80% of base salary and a target opportunity under the long-term equity incentive of 120% of base salary. The terms and conditions of the short-term annual cash incentive and long-term equity incentive, as well as all other components of Mr. Soriano’s compensation under the Corporation’s compensation plans and programs, are as set forth on the Corporation’s 2026 Proxy Statement for the compensation of the Corporation’s named executive officers other than the President and Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: August 20, 2026	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer